Exhibit 99.5

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Dollars in thousands) Net Sales for 2002:

Net Sales	As Reported 2002	Germany, Switzerland and France Fruit Business 2002	Pro-Forma 2002

Flavors	$ 808,983	72,198	$ 736,785
Fragrances	1,000,266		1,000,266

Total Net Sales	$1,809,249	72,198	$1,737,051

Pro-Forma sales on a geographic basis:

Sales by Destination	As Reported 2002	Germany, Switzerland and France Fruit Business 2002	Pro-Forma 2002

North America	$ 570,967		$ 570,967
Europe	671,376	72,198	599,178
Asia Pacific	290,878		290,878
Latin America	227,557		227,557
India	48,471		48,471

Total Net Sales	$1,809,249	$72,198	$1,737,051

Net Sales for 2003:

Net Sales	As Reported 2003	Germany, Switzerland and France Fruit Business 2003	Pro-Forma 2003

Flavors	$ 866,464	$92,312	$ 774,152
Fragrances	1,035,056		1,035,056

Total Net Sales	$1,901,520	$92,312	$1,809,208

Pro-Forma sales on a geographic basis:

Sales by Destination	As Reported 2003	Germany, Switzerland and France Fruit Business 2003	Pro-Forma 2003

North America	$ 550,100		$ 550,100
Europe	761,705	92,312	669,393
Asia Pacific	311,881		311,881
Latin America	223,646		223,646
India	54,188		54,188

Total Net Sales	$1,901,520	$92,312	$1,809,208

Net Sales for YTD September 2004:	As Reported 2004	Germany, Switzerland and France Fruit Business 2004	Pro-Forma 2004

Flavors	$ 707,198	$56,838	$ 650,360
Fragrances	858,223		858,223

Total Net Sales	$1,565,421	$56,838	$1,508,583

Pro-Forma sales on a geographic basis:

Sales by Destination	As Reported 2004	Germany, Switzerland and France Fruit Business 2004	Pro-Forma 2004

North America	$ 462,119		$ 462,119
Europe	612,631	56,838	555,793
Asia Pacific	260,902		260,902
Latin America	180,141		180,141
India	49,628		49,628

Total Net Sales	$1,565,421	$56,838	$1,508,583